April 23, 2008

The Dreyfus/Laurel Funds Trust
200 Park Avenue - 55th Floor
New York, New York 10166

Re:	The Dreyfus/Laurel Funds Trust
Dreyfus Premier Core Value Fund
Dreyfus Limited Term High Yield Fund
Dreyfus Premier Managed Income Fund

File Nos.: 33-43846 and 811-524
Post-Effective Amendment No. 139

Ladies and Gentlemen:

We have acted as counsel to The Dreyfus/Laurel Funds Trust (“Fund”) in connection with the preparation of Post-Effective Amendment No. 139 to the Fund’s Registration Statement on Form N-1A (the “Amendment”), and we have reviewed the disclosure that we understand will be contained in the Amendment when it is filed with the Securities and Exchange Commission.

Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933, we represent that, based on our review and our assessment of the disclosure changes being effected by the Amendment, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,
/s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP